UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of theSecurities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2017

1-800-FLOWERS.COM, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	0-26841
(State of incorporation)	(Commission File No.)
11-3117311	One Old Country Road, Carle Place, New York 11514
(I.R.S. Employer Identification No.	(Address of principal executive offices)(Zip code)
(516) 237-6000	N/A
(Registrant's telephone number, including area code)	(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 30, 2017, 1-800-Flowers.com, Inc. (the “Company”) completed the previously announced sale (the “Disposition”) of Fannie May Confections Brands, Inc., including its subsidiaries, Fannie May Confections, Inc. and Harry London Candies, Inc. (“Fannie May”) to Ferrero International S.A., (“Ferrero”), pursuant to a Stock Purchase Agreement (the “Purchase Agreement”) entered into on March 15, 2017. The aggregate consideration paid to the Company in exchange for all of the outstanding equity of Fannie May was $115.0 million in cash (subject to adjustment for seasonal working capital). The Purchase Agreement contains customary representations, warranties and covenants by the Company and Ferrero.

In connection with the Disposition, effective with the closing on May 30, 2017, the Company also entered into a transition services agreement, whereby the Company will provide certain post-closing services to Ferrero and Fannie May, related to the business of Fannie May, and a commercial agreement with respect to the distribution of certain Ferrero and Fannie May products.

The Purchase Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on March 20, 2017 and incorporated herein by reference. The foregoing summary has been included to provide investors and security holders with information regarding certain terms, does not purport to be complete and is subject to, and is qualified in its entirety by the full text, terms and conditions of the Purchase Agreement. It is not intended to provide any other factual information about the Company or Ferrero or to modify or supplement any factual disclosures about the Company in its public reports filed with the U.S. Securities and Exchange Commission (the"SEC"). The Purchase Agreement includes representations, warranties and covenants of the Company and Ferrero made solely for purposes of the Purchase Agreement and which may be subject to important qualifications and limitations agreed to by the Company and Ferrero in connection with the negotiated terms of the Purchase Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company's SEC filings or may have been used for purposes of allocating risk among the Company and Ferrero rather than establishing matters as facts.

The Company has attached as Exhibit 99.2 unaudited pro forma condensed consolidated financial information to illustrate the pro forma effects of this Disposition.

Item 8.01 Other Events.

On May 30, 2017, the Company issued a press release announcing the closing of the Disposition. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-k.

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information. The unaudited pro forma condensed consolidated financial information of the Company giving effect to the Disposition is filed as Exhibit 99.2 to this Current Report on Form 8-k and incorporated herein by reference.

(d) Exhibits:

Exhibit No.	Description
99.1	Press release dated May 30, 2017
99.2	Unaudited pro forma condensed consolidated financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2017	/s/ William E. Shea William E. Shea Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)